Date: ____________________, 2026

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, New York 10022

Ladies and Gentlemen:

As an inducement to Maxim Group LLC (the “Placement Agent”) to execute a placement agency agreement (the “Placement Agency Agreement”) for a public offering (the “Offering”) of certain securities (the “Securities”) of Generation Income Properties, Inc., a Maryland corporation, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of the Placement Agent (which consent may be withheld in its sole discretion) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not without the prior consent of the Placement Agent:

(1)

offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), , or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”);

(2)

enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securitiesm whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, or such other securities, in cash or otherwise;

(3)	make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; or
(4)	publicly announce or disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from, such securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is ninety (90) days after the closing date of the Offering pursuant to the Placement Agency Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities:

(i)	as a bona fide gift or gifts;
(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;
(iii)	By an order of a court or regulatory agency or by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;
(iv)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (x) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (y) as distributions of shares of Common Stock, or any security convertible into or exercisable for Common Stock , to limited partners, limited liability company members, trust beneficiaries or stockholders of the undersigned;

(v)	if the undersigned is a trust, to the beneficiary of such trust;
(vi)	by testate succession or intestate succession;
(vii)

to the Company pursuant to any contractual arrangement that provides for the repurchase of the undersigned’s shares of Common Stock, or such other securities by the Company or in connection with the termination of the undersigned’s employment or other service relationship with the Company;

(viii)

to the Company as forfeitures to satisfy tax withholding obligations of the undersigned in connection with the vesting or exercise of equity awards currently outstanding pursuant to the Company’s equity incentive plans or outstanding warrants or pursuant to the exercise, including by “net” exercise, of any options to acquire shares of Common Stock or the conversion of any convertible security into Common Stock described in the prospectus relating to the Offering or issued pursuant to an equity plan described in the Prospectus, it being understood that any such shares of Common Stock received by the undersigned upon such exercise or conversion shall be subject to the restrictions set forth in this Lock-Up Agreement;

provided, in the case of clauses (i) through (vi), that (a) such transfer shall not involve a disposition for value, (b) the transferee agrees in writing with the Placement Agent to be bound by the terms of this Lock-Up Agreement and (c) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer (other than a Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act, provided, however, that if such Form 4 or Form 5 is filed during the Lock-Up Period, such Form 4 or Form 5 shall indicate by footnote disclosure or otherwise that such Form 4 or Form 5 relates to a repurchase of Common Stock by the Company in connection with the termination of the undersigned’s employment with the Company or a forfeiture to satisfy tax withholding obligations, as applicable, and that any shares of Common Stock, and other securities subject to the Lock-Up Agreement that continue to be held by the undersigned remain subject to the terms of the Lock-Up Agreement.

Notwithstanding the foregoing, this Lock-Up Agreement shall not restrict the transfer of shares of Common Stock to the Company for the purpose of paying the exercise price of stock options granted under any employee benefit plan of the Company; provided that any shares of Common Stock or other securities acquired by the undersigned in connection with any such exercise shall be subject to the restrictions set forth in this Lock-Up Agreement, and provided, further, that any required filing under the Exchange Act shall clearly indicate in the footnotes thereto the nature of such transfer.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to:

A.

the exercise, conversion or exchange (including by means of a cashless exercise) of stock options granted pursuant to the Company’s equity incentive plans or any warrants, rights or other convertible securities outstanding on the date hereof; provided that such restrictions shall apply to any of the Undersigned’s Securities issued upon such exercise, conversion or exchange;

B.

the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period;

C.

transfers of Common Stock pursuant to a Plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act and that is in effect as of the date of the Placement Agency Agreement (and any related filings in connection with such sale or disposition that are required under the Exchange Act; provided that any such filings shall indicate by footnote disclosure or otherwise (1) that such sale or disposition was made in connection with a Plan and (2) the date such Plan was entered into);

D.

transactions related to shares of Common Stock or Preferred Stock acquired by the undersigned in the Offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of Common Stock, Preferred Stock or other securities acquired in such open market transactions; or

E.

transfers of shares of Common Stock, Preferred Stock or any securities convertible into or exercisable or exchangeable for Common Stock or Preferred Stock, as applicable, pursuant to any bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company which is approved by the Company’s Board of Directors (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock, Preferred Stock or other such securities in connection with such transaction, or vote any Common Stock, Preferred Stock or other such securities in favor of any such transaction); provided, that in the event such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Securities shall remain subject to the terms of this Lock-Up Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock , if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (a) the Company notifies the Placement Agent that it does not intend to proceed with the Offering, (b) the Placement Agency Agreement does not become effective, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder or (c) the Offering is not completed by June 15, 2026.

The undersigned understands that the Placement Agent is entering into the Placement Agency Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement and entered into this Lock-Up Agreement in order to induce you to participate in the Offering and for other good and valuation consideration.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles thereof. The undersigned irrevocably (i) submits to the jurisdiction of the state courts located in the State of New York, for the purpose of any suit, action, or other proceeding arising out of this Lock-Up Agreement (each a “Proceeding”), (ii) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) agrees not to commence any Proceeding other than in such courts, and (v) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

[Signature page follows.]

Very truly yours,

Printed Name of Holder

Signature

Printed Name and Title of Person Signing
(if signing as custodian, trustee, or on behalf of an entity)